UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):    September 16, 2011

CISCO SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

0-18225	77-0059951
(Commission File Number)	(IRS Employer Identification No.)

170 West Tasman Drive, San Jose, California                                                                                                               95134-1706

        (Address of principal executive offices)                                                                                                                       (Zip Code)

(408) 526-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Certain Officers

On September 16, 2011, Cisco Systems, Inc. (“Cisco”) entered into an amended and restated International Assignment Agreement (the “Amended and Restated International Assignment Agreement”) with Wim Elfrink, Cisco’s Executive Vice President, Emerging Solutions and Chief Globalisation Officer, in connection with his relocation and reassignment from Bangalore, India to San Jose, California. Mr. Elfrink is a citizen of the Netherlands. This Amended and Restated International Assignment Agreement supersedes and replaces Mr. Elfrink’s previous amended and restated international assignment agreement dated February 15, 2010.

Under the Amended and Restated International Assignment Agreement it is anticipated that Mr. Elfrink’s international assignment will continue for up to two years from July 31, 2011, the effective date of Mr. Elfrink’s international assignment to San Jose, California. Mr. Elfrink will continue to receive an annual base salary of EUR 592,772 (USD 853,651 as of July 31, 2011) and will continue to be eligible to participate in Cisco’s Executive Incentive Plan with a target bonus percentage of 125% of base salary for fiscal 2012. Mr. Elfrink will also be entitled to various allowances and reimbursements in connection with his international assignment including: housing assistance, travel allowances, dependent education reimbursements, automobile assistance, transition assistance, goods and services differential, tax service assistance and tax-equalization benefits. The value of these ongoing allowances and reimbursements including any tax service assistance and tax-equalization benefits is capped at approximately $508,000 for fiscal year 2012 and approximately $536,000 for fiscal year 2013. Cisco is also obligated to provide Mr. Elfrink with relocation assistance for his move back to the Netherlands upon completion of his assignment. As was the case under his prior international assignment agreement, if Cisco is unable to offer Mr. Elfrink a comparable position after the completion of his international assignment, Cisco is obligated to pay Mr. Elfrink severance equal to 225% of his then current annual salary.

The foregoing description of the Amended and Restated International Assignment Agreement is qualified in its entirety by reference to the Amended and Restated International Assignment Agreement, a copy of which is filed as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Document

10.1	Amended and Restated International Assignment Agreement dated as of September 16, 2011 by and between Cisco Systems, Inc. and Wim Elfrink

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CISCO SYSTEMS, INC.

Dated: September 20, 2011	By:	/s/ Evan Sloves
	Name:	Evan Sloves
	Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated International Assignment Agreement dated as of September 16, 2011 by and between Cisco Systems, Inc. and Wim Elfrink